EXHIBIT 10.4

AMENDMENT NO. 2

OF EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 OF EMPLOYMENT AGREEMENT (“Amendment No. 2”) is entered into as of the 15th day of January 2008, between Peter Ratcliffe (“Executive”) and P&O Princess Cruises International, Ltd., a corporation organized under the laws of the United Kingdom (the “Company”).

R E C I T A L S

WHEREAS, Employee and the Company executed an Employment Agreement dated as of April 17, 2003, as amended by Amendment No. 1 of Employment Agreement dated as of July 19, 2004 (together, the “Agreement”);

WHEREAS, the parties desire to memorialize a change to the change in the type of equity award granted to the Employee pursuant to Section 3.3 of the Agreement from stock options to restricted stock units; and

NOW, THEREFORE, in consideration of the foregoing recitals and with the terms, covenants and conditions of this Amendment No. 2, Executive and the Company agree as follows:

1.	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.	The Agreement shall be amended as follows:

a)	Section 3.3 shall be amended in its entirety to read as follows:

“Subject to satisfactory performance, for each calendar year ending in the Employment Term, Executive shall receive 10,000 restricted stock units (“RSUs”) pursuant to the terms of the amended and restated Carnival Corporation 2002 Stock Plan (the “Stock Plan”). Executive shall be granted such RSUs at the same time that other senior executives of the Dual Listed Companies are granted equity awards under the Stock Plan. The RSUs granted pursuant to this Section 3.3 shall be subject to the terms and conditions set forth in a Restricted Stock Unit Award Agreement substantially in the form attached hereto as Exhibit C.”

b)	Exhibit C to the Agreement shall be deleted in its entirety and replaced with the document attached hereto as Exhibit C.

3.

This Amendment No. 2, together with the Agreement, is the sole agreement between the parties relating to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations or communications, oral or written, of either party.

4.	This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted transferees and assigns.

5.	This Amendment No. 2 shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the date first above written.

P&O PRINCESS CRUISES INTERNATIONAL, LTD.

By: /s/ Howard S. Frank
Howard S. Frank
Director

EXECUTIVE

By: /s/ Peter Ratcliffe
Peter Ratcliffe

Exhibit C

CARNIVAL CORPORATION

RESTRICTED STOCK UNIT AGREEMENT

Carnival Corporation (the “Company”), having heretofore adopted the Carnival Corporation 2002 Stock Plan (as amended through the date hereof) (the “Plan”), hereby irrevocably grants to Peter G. Ratcliffe (the “Executive”), effective _________, 2008 (the “Grant Date”), a Restricted Stock Unit Award (the “RSU Award”), consisting of 10,000 restricted stock units (“RSUs”), which is in the form of a conditional allocation of shares in the Company, on terms and conditions set forth herein. Each capitalized term used in this Agreement and not otherwise defined herein shall have the meaning assigned to it in the Plan.

1.           This Agreement shall be subject to all the terms and provisions of the Plan, which are incorporated by reference herein and are made a part hereof. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

2.           Each RSU comprised in your RSU Award is equivalent to a hypothetical investment in one share of the Company’s common stock, par value $0.01 (a “Share”). Your RSU Award is in the form of a conditional allocation of Shares that will be of no effect until expiry of the Restricted Period and attainment of certain vesting criteria. Subject to Section 3 of this Agreement, the Restricted Period applying to the RSUs shall expire with respect to 100% of the RSUs granted hereunder on the third anniversary of the Grant Date; provided however, that where the release of the RSU Award would be prohibited by law or the Company’s dealing rules the Restricted Period will be extended until the expiry of the prohibition.

3.           Notwithstanding the provisions of paragraph 2, if (i) there is a Change of Control or (ii) the Executive’s employment with the Company or any Subsidiary shall terminate by reason of his death or Disability, the Restricted Period shall expire as to 100% of the RSUs. If the Executive’s employment with the Company or any Subsidiary shall terminate by reason of Retirement the Restricted Period applying to the RSUs shall continue to expire according to the time frames set forth in paragraph 2. Upon the termination of the Executive’s employment with the Company or any Subsidiary for any reason other than death, Retirement or Disability, all of the RSUs as to which the Restricted Period has not expired shall be forfeited and all rights of the Executive in respect of such RSUs shall terminate without further obligation on the part of the Company.

The RSUs and the rights evidenced hereby are not transferable in any manner other than by will or by the laws of descent and distribution. Notwithstanding the above, the Company shall recognize the Executive’s duly executed Beneficiary Designation Form on file with the Company, in the event of the Executive’s death prior to the expiration of the Restricted Period.

4.           No Shares shall be issued at the Grant Date in respect of the RSUs, and the Executive shall have no rights (whether legal or beneficial) as a holder of Shares in respect of the RSUs. The Company shall not be required to set aside any fund for the payment of the RSUs.

5.           Pending the expiration of the Restricted Period, each RSU shall be credited with dividend equivalents equal to the value of cash and stock dividends paid with respect to one Share, and such cash and stock dividend equivalents shall be withheld by the Company for the Executive’s account. The cash dividend equivalents and stock dividend equivalents so withheld and attributable to any particular RSU shall be distributed to the Executive upon the settlement of the RSU in accordance with Section 6 of this Agreement and, if such RSU is forfeited, the Executive shall have no right to such cash dividend equivalents or stock dividend equivalents.

6.           Upon the expiration of the Restricted Period with respect to RSUs which have not been forfeited in accordance with the second sentence of Section 3 of this Agreement, the Company shall deliver to the Executive, or his or her beneficiary, without charge one Share for each RSU with respect to which the Restricted Period has expired and the dividend equivalents associated therewith. The dividend equivalents shall be settled in Shares the number of which shall be equal to the accumulated value of the dividend equivalents divided by the Fair Market Value of one Share as of the date on which the Restricted Period lapsed up to the extent such accumulated value equates whole Shares.

7.           Nothing in the Plan or this Agreement shall confer upon the Executive any right to continue in the employ of the Company or any Affiliate or shall interfere with or restrict in any way the right of the Company or any Subsidiary, which are hereby expressly reserved, to remove, terminate or discharge the Executive at any time for any reason whatsoever, with or without, Cause.

8.           Upon the settlement of the RSUs in Shares, the Executive shall be required as a condition of such settlement to pay to the Company by check the amount of any tax withholding that the Company determines is required; provided that, the Executive may elect to satisfy such tax withholding obligation by having the Company withhold from the settlement that number of Shares having a Fair Market Value equal to the amount of such withholding; provided, further, that the number of Shares that may be so withheld by the Company shall be limited to that number of Shares having an aggregate Fair Market Value on the date of such withholding equal to the aggregate amount of the Executive’s federal, state, and local tax liabilities based upon the applicable minimum withholding rates. The Company’s obligation to deliver any Shares, to the Executive in connection with the RSU Award shall be subject to the Executive’s payment of all applicable federal, state and local withholding and employment taxes. The Company’s obligation to deliver Shares in respect of the RSU Award shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agency as may be required.

9.           The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Company, its Affiliates, the Executive and the Executive’s legal representatives and beneficiaries in respect of any questions arising under the Plan or this Agreement.

10.         This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto.

11.         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to the principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Florida.

12.         The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

CARNIVAL CORPORATION

__________________________________

By:	Howard S. Frank
Title:	Vice Chairman and
Chief Operating Officer

__________________________________

Peter G. Ratcliffe

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